Exhibit 99.1

GSV Capital Corp. Announces Rebranding to Sutter Rock Capital Corp.

SAN FRANCISCO, Calif., July 31, 2019 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock Capital” or the “Company”) (Nasdaq:SSSS) today announced its rebranding from GSV Capital Corp., effective immediately.

“The transition to Sutter Rock Capital coincides with the internalization of the Company’s management,” said Mark Klein, President and Chief Executive Officer of Sutter Rock Capital. “We believe a new name appropriately reflects the opportunity ahead of Sutter Rock Capital as we look towards the future.”

“As an internally managed BDC with significant investable capital, we look forward to constructing our portfolio by continuing to execute on our stated strategy of making investments in leading, institutionally-backed private companies with clear paths to liquidity,” Klein continued.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock Capital is headquartered in San Francisco, CA. www.sutterrock.com

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. Sutter Rock Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com